UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

CDW CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT OF
CDW CORPORATION
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2024

This proxy statement supplement, dated May 1, 2024, supplements the definitive proxy statement (the “Proxy Statement”) of CDW Corporation (the “Company”) filed with the Securities and Exchange Commission on April 10, 2024 relating to the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 21, 2024, at 7:30 a.m. CDT. This supplement should be read in conjunction with the Proxy Statement.
The purpose of this supplement is to provide further clarity regarding the CDW Political Contributions Policy (the “Policy”), described in the sections of the Proxy Statement entitled “Political Contributions: Reaffirming our Long-Standing Practice Not to Make Political Contributions” and in Proposal 4 in the “Board of Directors’ Statement in Opposition to the Stockholder Proposal.” As stated in the Policy, CDW does not make direct or indirect contributions or expenditures for purposes of participating or intervening in any campaign on behalf of, or in opposition to, any candidate for public office or influencing the general public with respect to any election or referendum. This policy not to make political contributions or expenditures set forth above extends to contributions to social welfare organizations intended for those purposes.